UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 28, 2007

VALENTIS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-22987	94-3156660
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

863A Mitten Rd., Burlingame, California		94010
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (650) 697-1900

Check the appropriate box below if the Form 8-K filing is intended to be simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒                      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐                        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into A Material Definitive Agreement

On March 28, 2007, Valentis, Inc. (“Valentis”) entered into a Second Amendment to Agreement and Plan of Merger (the “Amendment”) with Urigen N.A., Inc. (“Urigen”) and Valentis Holdings, Inc. (“Valentis Holdings”), in order to extend the termination date under Section 14.1(d)(i) of the Agreement and Plan of Merger, dated as of October 5, 2006, as amended February 1, 2007, by and among Valentis, Valentis Holdings and Urigen, from March 30, 2007 to May 31, 2007.

The foregoing description of the Amendment does not purport to be complete and is qualified in their entirety by reference to the full text of the Amendment, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference. The Amendment is not intended as a document for investors and the public to obtain factual information about the current state of affairs of Valentis. Rather, investors and the public should look to other disclosures contained in Valentis’ reports filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended.

Item 9.01  Financial Statements and Exhibits.

(d)           Exhibits

Exhibit Number	Description

10.1	Second Amendment to Agreement and Plan of Merger, dated as of March 28, 2007, by and among Valentis, Inc., Valentis Holdings, Inc. and Urigen N.A., Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VALENTIS, INC.
March 28, 2007	/s/ Benjamin F. McGraw, III
Benjamin F. McGraw, III, President and
Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Second Amendment to Agreement and Plan of Merger, dated as of March 28, 2007, by and among Valentis, Inc., Valentis Holdings, Inc. and Urigen N.A., Inc.